UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2013

EVOLUCIA INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7040 Professional Parkway East, Sarasota, Florida  34240
(Address of principal executive offices) (zip code)

941-751-6800
(Registrant's telephone number, including area code)

 Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02  Unregistered Sales of Equity Securities

Conversions

As previously reported, in 2013, Evolucia Inc. (the “Company”) sold Secured 14% Callable Promissory Notes (the "2013 Notes") and common stock purchase warrants exercisable at $0.025 per share (the “Warrants”) (the “2013 Warrants” and collectively with the 2013 Notes, the "2013 Securities") to several accredited investors.  On December 31, 2013 through January 31, 2014, a portion of the accredited investors that participated in this offering agreed to convert their 2013 Securities representing an aggregate of $2,308,842 in 2013 Notes, including principal and interest, and Warrants to acquire an aggregate of 99,665,910 shares of common stock into 8% Secured Convertible Promissory Notes (the "Replacement Notes"). The Replacement Notes mature three years from the date of issuance and are convertible into shares of common stock at a conversion price of $0.01 per share subject to the Company increasing its authorized shares of common stock.  Interest is due and payable on the maturity date.  The Replacement Notes can be prepaid in whole or in part at any time without the consent of the holder.  The Replacement Notes are secured by the assets of the Company.

In addition, an accredited investor that acquired a Convertible Promissory Note in June 2011, agreed to convert the remaining outstanding balance payable under such note of $68,419.84 into a Replacement Note.

Further, an accredited investor that acquired a Convertible Promissory Note in October 2013, agreed to convert the remaining outstanding balance payable under such note of $101,622 into a Replacement Note.

On February 18, 2014, we entered Conversion Agreements with three note holders providing in which they agreed to convert their aggregate outstanding balance payable under such Promissory Notes of $290,642 into Replacement Notes.

Private Offering

From December 18, 2013 through March 19, 2014, the Company entered into Securities Purchase Agreements and Security Agreements with several accredited investors (the “Note Investors”) providing for the sale by the Company to the Note Investors of 8% Secured Convertible Promissory Notes in the aggregate amount of $400,000 (the "New Notes").  The New Notes mature three years from the date of issuance and are convertible into shares of common stock at a conversion price of $0.01 per share subject to the Company increasing its authorized shares of common stock.  Interest is due and payable on the maturity date. The New Notes can be prepaid in whole or in part at any time without the consent of the holder.  The New Notes are secured by the assets of the Company.

The Replacement Notes and the New Notes are debt obligations arising other than in the ordinary course of business which constitute direct financial obligations of the Company.

The issuance of the Replacement Notes and the New Notes was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder. The holders of the Replacement Notes and the New Notes are accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Conversion Agreement – Replacement Notes (1)

4.2	Form of Convertible Promissory Note – Replacement Notes (1)

4.3	Form of Security Agreement – Replacement Notes (1)

4.4	Form of Securities Purchase Agreement – New Notes (1)

4.5	Form of Convertible Promissory Note – New Notes (1)

4.6	Form of Security Agreement – New Notes (1)

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission dated February 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUCIA INC.

Date: March 31, 2014	By:	/s/ Mel Interiano
Name: Mel Interiano
Title: Chief Executive Officer